UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 20, 2006

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer
Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On March 20, 2006, Small World Kids, Inc., a Nevada corporation (the “Company”) entered into a Purchase Order Revolving Credit Line (“P.O. Credit Line”) of Five Million Dollars ($5,000,000.00) with Horizon Financial Services Group USA (“Horizon”) to provide financing for the acquisition of product from our overseas vendors .  The term of the P.O. Credit Line is eighteen (18) months and provides that we may borrow up to $5,000,000 subject to certain conditions including Horizon’s approval of the applicable vendors.  A financing fee equal to Four and One Half Percent (4.50%) of the gross amount or face value of each Horizon financing instrument will be charged for the first forty-five (45) day period or part thereof that the financing instrument remains outstanding.  An additional fee of fifty basis points (.50%) for each additional period of 15 days, or part thereof, during which the Horizon financing instrument remains outstanding will be charged.  The P.O. Credit Line has no financial covenants and is collateralized by a security interest, junior in position to that of our senior lender, Laurus Master Fund, Ltd, to the assets related to the P.O. Credit Line transactions.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Financing Agreement, dated as of March 20, 2006 issued by Small World Kids, Inc. to Horizon Financial Services Group USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: March 22, 2006	By	/s/ Robert Rankin
Name: Robert Rankin
Title: Chief Financial Officer